CUSIP # 30219Q106	Page 10 of 10

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: April 13, 2022

Hillsven LLC

By	/s/ James G.B. DeMartini, III
Printed Name: James G.B. DeMartini, III
Title: Managing Member

FBHR Associates, LLC
By: Unameit Trust
Its: Managing Member

By	/s/ James G.B. DeMartini, III
Printed Name: James G.B. DeMartini, III
Title: Trustee of Unameit Trust, Managing Member

Unameit Trust under Declaration of Trust dated March 10, 2000

By	/s/ James G.B. DeMartini, III
Printed Name: James G.B. DeMartini, III, Trustee
Title: Trustee

By	/s/ James G.B. DeMartini, III
James G.B. DeMartini, III